Exhibit 10.3

[Execution]

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND CONSENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND CONSENT, dated December 29, 2021 (this “Amendment No. 2”), by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), TESSCO INCORPORATED, a Delaware corporation (“Tessco”), GW SERVICE SOLUTIONS, INC., a Delaware corporation (“GW”), TESSCO SERVICE SOLUTIONS, INC., a Delaware corporation (“Service”), and TCPM, INC., a Delaware corporation (“TCPM”, and together with TESSCO, GW, SERVICE and any other Person that becomes a Borrower under the Credit Agreement, each individually a “Borrower”, and collectively, the “Borrowers”), TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation (“Parent”), TESSCO BUSINESS SERVICES, LLC, a Delaware limited liability company (“TBS”), TESSCO INTEGRATED SOLUTIONS, LLC, a Delaware limited liability company (“TIS”), TESSCO COMMUNICATIONS INCORPORATED, a Delaware corporation (“TCI”), TESSCO FINANCIAL CORPORATION, a Delaware corporation (“TFC”), and WIRELESS SOLUTIONS INCORPORATED, a Maryland corporation (“WSI”, and together Parent, TBS, TIS, TCI, TFC and any other Person that becomes a Guarantor under the Credit Agreement, each a “Guarantor” collectively “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement, dated October 29, 2020, by and among Agent, Lenders and Borrowers, as amended by Amendment No. 1 to Credit Agreement, dated July 12, 2021 (as the same now exists and is supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, refinanced, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrowers have requested certain consents and desire to amend certain provisions of the Credit Agreement as set forth herein, and Agent and Lenders are willing to provide such consents and agree to such amendments on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 2, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments and consents.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Definitions.

(a)               Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Credit Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, the following definitions:

(i)               “Amendment No. 2” means Amendment No. 2 to Credit Agreement and Consent, dated December 29, 2021, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)              “Reno Mortgage” means the Deed of Trust, Assignment or Rents, Security Agreement and Fixture Filing by Reno SPE in favor of First American Title Insurance Company for the benefit of Symetra Life Insurance Company (and its successors and assigns) with respect to the Reno Real Property to be entered into on or after the date of Amendment No. 2, in form and substance reasonably satisfactory to Agent.

(iii)             “Reno Real Property” means the Real Property (a) of Tessco prior to the consummation of the transfer permitted in Section 2(a) of this Amendment No. 2 and (b) of Reno SPE after the consummation of the transfer permitted in Section 2(a) of this Amendment No. 2, located at 4775 Aircenter Circle, Reno, Nevada 89502.

(iv)             “Reno SPE” means Tessco Reno Holding LLC, a Nevada limited liability company.

(b)               Amendment to Definitions.

(i)                 The definition of “Permitted Indebtedness” set forth in the Credit Agreement is hereby amended by (A) deleting the reference to “and” at the end of clause (p) therein, (B) deleting the period at the end of clause (q) therein and replacing it with “, and” and (C) adding the following new clause (r) at the end thereof:

“(r) Indebtedness of Reno SPE arising in connection with the Reno Mortgage, provided, that, (i) the aggregate principal amount of such Indebtedness shall not exceed $6,750,000 and shall be on terms and conditions reasonably satisfactory to Agent, (b) by no later than three (3) Business Days after the date of the incurrence of such Indebtedness, all of the Net Cash Proceeds thereof shall be remitted to the Agent Payment Account and applied to payment of the Obligations, but shall not reduce the Commitments and (c) such Indebtedness shall be incurred by no later than 60 days after the date of Amendment No. 2.”

(ii)              The definition of “Permitted Liens” set forth in the Credit Agreement is hereby amended by (A) deleting the reference to “and” at the end of clause (r) therein, (B) deleting the period at the end of clause (s) therein and replacing it with “, and” and (C) adding the following new clause (t) at the end thereof:

“(t) Liens of Symetra Life Insurance Company (and its successors and assigns) on the assets of the Reno SPE arising under the Reno Mortgage (including Liens on the Reno Real Property) to secure the Indebtedness permitted by clause (r) of the definition of Permitted Indebtedness;; provided, that, (i) Agent shall have received, in form and substance satisfactory to Agent, by no later than within thirty (30) days after the incurrence of such Liens, a mortgagee waiver and access agreement with respect to the Reno Real Property, duly authorized, executed and delivered by Symetra Life Insurance Company, Reno SPE and Borrowers and (ii) the Reno Mortgage shall be executed, dated and in full force and effect by no later than 60 days after the date of Amendment No. 2.”

(c)               Interpretation. For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 2.

2.                  Consents. Notwithstanding anything to the contrary contained in the Credit Agreement, Agent and Lenders hereby consent to:

(a)               (i) the transfer by Tessco to Reno SPE of the title to and ownership interests of the Reno Real Property, (ii) the simultaneous lease of the Reno Real Property from Reno SPE to Tessco pursuant to the Lease, dated on or about the date of Amendment No. 2, by and between Tessco and Reno SPE (the “Reno Lease”) and (iii) Tessco making monthly payments to Reno SPE (which Reno SPE shall, in turn, use to, among other things, pay amounts due under the Reno Mortgage in full) in respect of rent and other costs and expenses of Tessco arising under the Reno Lease in an amount not to exceed the average of $145,000 per month for the period commencing the month of January, 2022 and together with each month thereafter (and then, commencing the month of January, 2023 and for each month thereafter, such $145,000 monthly average is to be measured on a rolling twelve (12) month basis for the most recently ended twelve (12) month period) so long as, as of the date of making such payment and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, provided, that, (A) each of such transfer and lease back shall occur by no later than 60 days after the date of Amendment No. 2 and (B) Borrowers shall deliver to Agent, together with the delivery of each Borrowing Base Certificate as required under the Credit Agreement, a report setting forth the aggregate amounts transferred by Tessco to Reno SPE during the month immediately prior to the month that such Borrowing Base is delivered and setting forth the average amounts transferred per month for the periods set forth above; and

(b)               Tessco not causing Reno SPE to be joined as a Guarantor under the Loan Documents as required under Section 5.11 of the Credit Agreement, provided, that, if the Indebtedness arising in connection with the Reno Mortgage permitted under clause (r) of the definition of Permitted Indebtedness has not been incurred and the Reno Mortgage permitted under clause (t) of the definition of Permitted Liens is not executed and in full force and effect, in each case, by no later than 30 days after the date of Amendment No. 2, the consent provided in this Section 2(b) shall no longer be effective and Tessco shall be required, by no later than 40 days after the date of Amendment No. 2, to cause Reno SPE to be joined as a Guarantor under the Loan Documents as required under and in accordance with Section 5.11 of the Credit Agreement.

3.                  Reno SPE Representation. Section 4 of the Credit Agreement is hereby amended by adding the following new Section 4.28 at the end thereof:

“4.28    Reno SPE.

(a)               Reno SPE shall not (a) own any assets (other than the Reno Real Property and assets related thereto (including cash from lease rental payments) and other than assets of a non-material nature (including capitalization in an amount not to exceed $150,000), (b) have any liabilities (other than (i) liabilities in connection with the Reno Mortgage and the other loan documents executed in connection therewith, as permitted under the Credit Agreement, (ii) liabilities in connection with the ownership and operation of the Reno Real Property and its lease to Tessco, (iii) liabilities arising by operation of law and (iv) other liabilities of a non-material nature), (c) engage in any business activity other than activity related to its ownership of the Reno Real Property and (d) maintain or hold cash on hand (whether in any of its bank accounts or otherwise) at any time in an aggregate amount in excess of $175,000.

(b)               (i) In addition to the financial statements required to be delivered to Agent pursuant to Section 5.1 of the Credit Agreement, Borrowers shall deliver, or cause to be delivered, to Agent, together with each delivery of financial statements required under Section 5.1, the comparable type of financial statements of the Reno SPE covering the same time periods, and (ii) Tessco shall deliver, or cause to be delivered, to Agent, by no later than two (2) days after they become available from the applicable banks, monthly bank statements reflecting the balances and activity of all bank accounts maintained by the Reno SPE.”

4.                  Amendment Fee. In consideration of the amendments and consents set forth herein, Borrowers shall on the date hereof, pay to Agent, for the account of Lenders, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the amount of $10,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

5.                  Representations and Warranties. Each Borrower and each Guarantor represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)               no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 2;

(b)              this Amendment No. 2 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Consent, the “Amendment No. 2 Documents”) has been duly authorized, executed and delivered by all necessary corporate or limited liability company action on the part of each Borrower and each Guarantor which is a party hereto and, if necessary, its equity holders and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and each Guarantor contained herein and therein constitute legal, valid and binding obligations of each Borrower and each Guarantor, enforceable against each Borrower and each Guarantor in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(c)               the execution, delivery and performance of each Amendment No. 2 Document (i) are all within each Borrower’s and each Guarantor’s corporate or limited liability company powers and (ii) are not (A) in violation of any provision of federal, state or local law or regulation applicable to any Borrower or any Guarantor or the Governing Documents of any Borrower or any Guarantor, where any such violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower or any Guarantor, where any such conflict, breach or default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(d)               all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

6.                  Conditions Precedent. The amendments and consents contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)               Agent shall have received counterparts of this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders;

(b)               Agent shall have received, in form and substance satisfactory to Agent, a Collateral Access Agreement in connection with the Reno Real Property, duly authorized, executed and delivered by Reno SPE;

(c)               Agent shall have received in immediately available funds (or Agent has charged the loan account of Borrowers) the full amount of the fee referred to in Section 4 hereof; and

(d)               no Default or Event of Default shall exist or have occurred and be continuing, as of the date of Amendment No. 2.

7.                  Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment by virtue of the provisions of this Consent or with respect to the subject matter of this Consent. To the extent of conflict between the terms of this Amendment No. 2 and the other Loan Documents, the terms of this Amendment No. 2 shall control. The Credit Agreement and this Amendment No. 2 shall be read and construed as one agreement.

8.               Governing Law. The validity, interpretation and enforcement of this Consent and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

9.                Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.             Entire Agreement. This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

11.             Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

12.             Counterparts. This Amendment No. 2, any documents executed in connection herewith and any notices delivered under this Amendment No. 2, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 2 or on any notice delivered to Agent under this Amendment No. 2. This Amendment No. 2 and any notices delivered under this Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 2 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Amendment No. 2 or notice.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Agent and a Lender

By:	/s/ Ernest May
Name: Ernest May
Title: Director

BORROWERS:

TESSCO INCORPORATED

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO

GW SERVICE SOLUTIONS, INC.

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO

TESSCO SERVICE SOLUTIONS, INC.

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO

TCPM, INC.

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO

GUARANTORS:

TESSCO TECHNOLOGIES INCORPORATED

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO

TESSCO BUSINESS SERVICES, LLC

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO

TESSCO INTEGRATED SOLUTIONS, LLC

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO

TESSCO COMMUNICATIONS INCORPORATED

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO

TESSCO FINANCIAL CORPORATION

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO

WIRELESS SOLUTIONS INCORPORATED

By:	/s/ Aric Spitulnik
Name:	Aric Spitulnik
Title:	CFO